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                                                                    EXHIBIT 10b1

                                  AMENDMENT TO
                              FORTUNE BRANDS, INC.
                          1999 LONG-TERM INCENTIVE PLAN
                         (effective September 25, 2001)

     1. The first sentence of Section 5(a)(ii) of the Fortune Brands, Inc. 1999 Long-Term Incentive Plan (the "Plan") has been deleted in its entirety and replaced with the following sentence:

          Exercise of the Option shall be conditioned upon the Participant named therein having remained in the employ of the Company for at least one year after the date of the grant of the Option; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in Section 12(b); and provided further, that any Option that is granted prior to September 1, 2001 and that is held by a Participant whose principal employer is ACCO World Corporation or one of its Subsidiaries shall become fully and immediately exercisable on the date ACCO World Corporation ceases to be a Subsidiary; and

               any Option that is granted prior to September 1, 2001 and that is held by a Participant whose principal employer is JBB (Greater Europe) PLC or one of its subsidiaries shall become fully and immediately exercisable on the date JBB (Greater Europe) PLC ceases to be a Subsidiary or on the date a sale or other disposition of substantially all of the assets of JBB (Greater Europe) PLC by Fortune or a Subsidiary to an entity that is not a Subsidiary is consummated.

     2. The last sentence of Section 5(a)(iv) of the Plan has been deleted in its entirety and replaced with the following sentence:

          In the case of a Participant whose principal employer is a Subsidiary, then such Participant's employment shall be deemed to be terminated for purposes of this Section 5 as of the date on which such principal employer ceases to be a Subsidiary; provided, however, that, if ACCO World Corporation ceases to be a Subsidiary, each Option that is granted prior to September 1, 2001 and that is held by a Participant who is employed by ACCO World Corporation or one of its Subsidiaries, to the extent that it is exercisable on the date ACCO World Corporation ceases to be a Subsidiary, shall continue to be exercisable until its expiration date as set forth in Section 5(a)(ii); and if JBB (Greater Europe) PLC ceases to be a Subsidiary, or if substantially all of the assets of JBB (Greater Europe) PLC have been sold or otherwise disposed of by Fortune or a

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               Subsidiary to an entity that is not a Subsidiary, then each
               Option that is granted prior to September 1, 2001 and that is held by a Participant who is employed by JBB (Greater Europe) PLC or one of its subsidiaries at the time of disposition shall continue to be exercisable until its expiration date as set forth in Section 5(a)(ii).